EXHIBIT 23.04

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to us under the heading “Experts” in this Post-Effective Amendment Number 5 to Registration Statement Number 333-74014 on Form S-1 of Campbell Alternative Asset Trust.

DELOITTE & TOUCHE LLP

McLean, Virginia
December 2, 2005